                   TECHNICAL OLYMPIC USA REPORTS THIRD QUARTER
                        AND NINE MONTHS FINANCIAL RESULTS

                    COMPANY REPORTS EARNINGS FROM CONTINUING
          OPERATIONS BEFORE MERGER AND UNUSUAL CHARGES OF $22.7 MILLION

FOR IMMEDIATE RELEASE:   November 12, 2002

Hollywood, Florida - Technical Olympic USA, Inc. (TOUSA) (Nasdaq: TOUS) today reported third quarter earnings from continuing operations before merger and unusual charges of $22.7 million, or $0.81 per share. That compared to $25.0 million, or $0.90 per share, for the corresponding quarter of the prior year. Income from continuing operations increased to $26.3 million, or $0.95 per share, for the quarter ended September 30, 2002 from $25.0 million, or $0.90 per share, for the quarter ended September 30, 2001

For the nine months ended September 30, 2002, earnings from continuing operations before merger and unusual charges totaled $61.9 million, or $2.22 per share, compared to $67.4 million, or $2.41 per share, for the nine months ended September 30, 2001.

On June 25, 2002, Engle Holdings Corp. was merged into Newmark Homes Corp. (Nasdaq: NHCH) and the combined company was renamed Technical Olympic USA, Inc. This merger was accounted for in a manner similar to a pooling of interests due to both entities being under the common control of Technical Olympic, Inc. (Technical Olympic). As a result of the merger, Technical Olympic increased its ownership interest in TOUSA to 91.75%. In accordance with generally accepted accounting principles, historical comparisons represent pooled results of the two former companies.

HOMEBUILDING

Homebuilding revenues decreased from $360.6 million for the 2001 Quarter to $340.2 million for the 2002 Quarter. The decline in revenues of $20.4 million, or 5.6%, was primarily due to the decrease in home closings during the 2002 quarter as compared to the 2001 quarter. Revenue from the sale of homes decreased $26.6 million, or 7.4%, to $330.7 million for the 2002 quarter. This decrease primarily results from a decline in closings from 1,379 during the 2001 quarter to 1,252 during the 2002 quarter. This decrease was partially offset by an increase in the Company's average selling price from $259,000 during the first quarter of 2001 to $264,000 during first quarter of 2002. This increase in average selling price was primarily due to a change in product mix and the change in mix of homes closed between the Company's regions. This decline in sales of homes was partially offset by an increase in the sale of land of $6.3 million for the 2002 quarter from the 2001 quarter.

Homebuilding revenues decreased from $1,029.9 million for the nine months ended September 30, 2001 to $996.7 million for the first nine months of 2002. The decline in revenues of $33.2 million, or 3.2%, was primarily due to a 5.9% decline in closings from 3,947 to 3,713. This decline in closings was partially offset by an increase in the average selling price from $257,000 during the first nine months of 2001 to $265,000 during the 2002 nine month period.

The decline in closings in comparing the 2002 periods to the 2001 periods was primarily a result of the decline in the number of communities that the Company was actively marketing during the corresponding periods. At the beginning of the third quarter of 2002, the Company was actively marketing at 132 communities compared to 149 at the beginning of the 2001 third quarter.

Gross margins on revenues from home sales decreased slightly from 21.5% and 20.8% during the 2001 third quarter and the 2001 nine month period to 20.9% and 20.6% for the third quarter of 2002 and the 2002 nine month period. The decline was attributed to an increase in the average lot cost per closing and an increase in incentives at several of our divisions. This was partially offset by an increase in our gross margin on options and upgrades.

Selling, general & administrative (SG&A) expenses decreased $2.4 million, or 5.9%, from $40.8 million for the third quarter of 2001 to $38.4 million for the third quarter ended September 30, 2002. SG&A expenses increased $5.0 million, or 4.4%, from $113.0 million for the 2001 nine month period to $118.0 million for the first nine months of 2002. As a percentage of revenues from home sales, SG&A remained relatively consistent at 11.6% and 12.0% for the 2002 quarter and nine month period as compared to 11.4% and 11.1% for the three and nine months ended September 30, 2001. The increase as a percentage of revenues from the 2001 periods to the 2002 periods was primarily attributed to an increase in information technology, compensation, legal and insurance expenses.

During the third quarter of 2002, the Company reached a settlement agreement with certain former executives of the Company for an amount less than the amount previously estimated. Accordingly, the Company recognized a reversal of previously recorded severance expenses of $6.1 million.

FINANCIAL SERVICES

TOUSA's Financial Services businesses provide mortgage financing, title insurance and closing services for both (our) homebuyers and others. (Our) Financial Services revenues increased $2.4 million, or 27.3%, from $8.8 million for the 2001 quarter to $11.2 million for the 2002 quarter. Financial Services pretax income increased $0.4 million, or 9.7%, from $4.4 million for the 2001 quarter to $4.8 million for the 2002 quarter. For the nine months ended September 30, 2002, Financial Services pretax income increased $3.0 million, or 29.2%, to 13.3 million. The increase in Financial Services revenues and pretax income was primarily attributed to an increase in the capture ratio of home closings.


                                    * * * * *


TOUSA is a homebuilder operating throughout Florida, Texas, Northern Virginia and in Phoenix, Denver, and Nashville. It provides financial services to its home buyers and others through its subsidiaries, Preferred Home Mortgage Company and Universal Land Title Corp.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Actual results could differ materially from those projected in the forward-looking statements as a result of known and unknown risks and uncertainties including, but not limited to: increases in interest rates; business conditions; growth in the home-building industry; investment real estate; the economy in general; competitive factors; the cost of building materials; and the risk factors detailed in the Company's Registration Statement on Form S-1 (SEC File No. 333-4221), and all other factors set forth in the Company's most recent Form 10-K.

                           TECHNICAL OLYMPIC USA, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                   (unaudited)

                                                                   THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                        SEPTEMBER 30,
                                                                  2001             2002               2001               2002
                                                             --------------   --------------     --------------     --------------
HOMEBUILDING:
Revenues:
    Homes sales                                              $      357,297   $      330,682     $    1,015,624     $      984,769
    Land/lot sales                                                    3,264            9,540             14,300             11,956
                                                             --------------   --------------     --------------     --------------
                                                                    360,561          340,222          1,029,924            996,725
Cost of sales:
    Home sales                                                      280,568          261,623            804,524            782,177
    Land/lot sales                                                    3,110            8,494             12,867             10,785
                                                             --------------   --------------     --------------     --------------
                                                                    283,678          270,117            817,391            792,962
                                                             --------------   --------------     --------------     --------------
Gross profit                                                         76,883           70,105            212,533            203,763

Selling, general and administrative expenses                         40,818           38,392            113,046            117,993
Depreciation and amortization                                         2,179            1,300              6,596              4,540
Severance and merger related expenses                                    --           (5,874)             1,864             18,593
Loss on early extinguishment of debt                                     --               --                 --              5,411
Other income, net                                                    (1,076)          (1,270)            (2,509)            (4,138)
                                                             --------------   --------------     --------------     --------------
Homebuilding pretax income                                           34,962           37,557             93,536             61,364

FINANCIAL SERVICES:
Revenues                                                              8,848           11,222             23,065             28,599
Expenses                                                              4,488            6,439             12,737             15,254
                                                             --------------   --------------     --------------     --------------
Financial Services pretax income                                      4,360            4,783             10,328             13,345
                                                             --------------   --------------     --------------     --------------

Income from continuing operations before income taxes                39,322           42,340            103,864             74,709
Income tax expense                                                   14,363           16,002             37,812             27,879
                                                             --------------   --------------     --------------     --------------
Income from continuing operations                                    24,959           26,338             66,052             46,830

Discontinued operations:
    Income from discontinued operations, net of taxes                 1,297               --              3,074              4,963
                                                             --------------   --------------     --------------     --------------
Net income                                                   $       26,256   $       26,338     $       69,126     $       51,793
                                                             ==============   ==============     ==============     ==============

EARNINGS PER COMMON SHARE (BASIC AND DILUTED):
    From continuing operations                               $         0.90   $         0.95     $         2.37     $         1.68
    From discontinued operations                                       0.05               --               0.11               0.18
                                                             --------------   --------------     --------------     --------------
    Net income                                               $         0.95   $         0.95     $         2.48     $         1.86
                                                             ==============   ==============     ==============     ==============

Weighted average shares outstanding (basic and diluted):         27,878,787       27,878,787         27,878,787         27,878,787
                                                             ==============   ==============     ==============     ==============


SELECTED FINANCIAL AND OPERATING DATA:
Earnings before interest, taxes, depreciation and
  amortization (EBITDA)                                      $       50,545   $       50,680     $      137,231     $      100,545
Gross margin on home sales                                             21.5%            20.9%              20.8%              20.6%
Ratio of SG&A expenses to revenues from home sales                     11.4%            11.6%              11.1%              12.0%
Ratio of Homebuilding pretax income to revenues from home
  sales                                                                 9.8%            11.4%               9.2%               6.2%
Total active communities at period end                                  144              145                 --                 --
Homes closed                                                          1,379            1,252              3,947              3,713
Average sales price per home closed                          $          259   $          264     $          257     $          265
SELECTED FINANCIAL DATA BEFORE MERGER AND UNUSUAL CHARGES:
EBITDA                                                       $       50,545   $       44,806     $      139,095     $      124,549
Homebuilding pretax income                                   $       34,962   $       31,683     $       95,400     $       85,368

Ratio of Homebuilding pretax income to revenues from home
  sales                                                                 9.8%             9.6%               9.4%               8.7%

                           TECHNICAL OLYMPIC USA, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                   (unaudited)


                                                                    DECEMBER 31,   SEPTEMBER 30,
                                                                       2001           2002
                                                                    ------------   -------------
                                  ASSETS
HOMEBUILDING:
Cash and cash equivalents:
    Unrestricted                                                    $     67,206   $     47,707
    Restricted                                                             7,738         27,527
Inventory                                                                645,986        717,689
Property and equipment, net                                               10,694         12,500
Other assets                                                              10,897         33,894
Goodwill, net                                                             57,726         57,726
Westbrooke assets held for sale                                          117,160             --
                                                                    ------------   ------------
                                                                         917,407        897,043

FINANCIAL SERVICES:
Cash and cash equivalents:
    Unrestricted                                                           7,930          4,977
    Restricted                                                            19,605         22,864
Mortgage loans held for sale                                              50,933         48,437
Other assets                                                               3,295          3,577
                                                                    ------------   ------------
                                                                          81,763         79,855
                                                                    ------------   ------------
Total assets                                                        $    999,170   $    976,898
                                                                    ============   ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
HOMEBUILDING:
Accounts payable and other liabilities                              $     56,295   $     94,756
Customer deposits                                                         25,674         26,202
Consolidated land bank obligations                                        30,022         23,540
Homebuilding borrowings                                                  308,697        367,424
Westbrooke liabilities associated with assets held for sale               71,800             --
                                                                    ------------   ------------
                                                                         492,488        511,922
FINANCIAL SERVICES:
Accounts payable and other liabilities                                    18,828         21,275
Financial services borrowings                                             38,689         41,694
                                                                    ------------   ------------
                                                                          57,517         62,969
                                                                    ------------   ------------
Total liabilities                                                        550,005        574,891

Minority interest                                                         35,795         17,073

Commitments and contingencies                                                 --             --

Stockholders' equity:
Common stock -- $.01 par value; 67,000,000 shares
     authorized and 27,878,787 shares issued and outstanding                 279            279
Additional paid-in capital                                               322,400        322,400
Retained earnings                                                         90,691         62,255
                                                                    ------------   ------------
Total stockholders' equity                                               413,370        384,934
                                                                    ------------   ------------
Total liabilities and stockholders' equity                          $    999,170   $    976,898
                                                                    ============   ============